       As filed with the Securities and Exchange Commission on May 5, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                   ETOYS INC.
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                              95-4633006
          (State of incorporation)       (I.R.S. Employer Identification No.)

                        3100 OCEAN PARK BLVD., SUITE 300
                             SANTA MONICA, CA 90405
                    (Address of principal executive offices)
                             -----------------------

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                             1999 STOCK OPTION PLAN
                            (Full title of the Plans)
                             -----------------------

                                 EDWARD C. LENK
                                PRESIDENT AND CEO
                                   ETOYS INC.
                        3100 OCEAN PARK BLVD., SUITE 300
                             SANTA MONICA, CA 90405
                                 (310) 664-8100
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------

                                Page 1 of 6 Pages
                             Exhibit Index on Page 6
               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE REGISTERED    AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
                                         REGISTERED (1)          SHARE                   PRICE              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan           609,167             $6.06(2)               $3,691,553                 $975
 Common Stock, $0.0001 par value
--------------------------------------------------------------------------------------------------------------------------------
1999 Stock Option Plan                     3,655,005            $7.13(2)              $26,060,186                $6,880
 Common Stock, $0.0001 par value
--------------------------------------------------------------------------------------------------------------------------------
Total:                                                                                                           $7,855
--------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under either of the Plans pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported on the Nasdaq Stock Market for Registrant's Common Stock on May 4, 2000. In the case of the Employee Stock Purchase Plan, such amount is multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under such Plan.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement on Form S-8 covers 609,167 additional shares and 3,655,005 additional shares of the Common Stock, $0.0001 par value per share, of eToys Inc. ("eToys") issuable under the eToys 1999 Employee Stock Purchase Plan and the eToys 1999 Stock Option Plan, respectively (collectively, the "Plans"). The Plans were initially registered under eToys' Registration Statement on Form S-8, Commission File No. 333-78853, filed on May 20, 1999, the contents of which are hereby incorporated herein by reference.

Item 8.  EXHIBITS.

         Exhibit
         Number
         ------
5.1      Opinion of Irell & Manella LLP
23.1     Consent of Independent Auditors
23.2     Consent of Irell & Manella LLP (included in Exhibit 5.1).
24.1     Power of Attorney (see page 5).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, eToys Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this May 5, 2000.

                                   eToys Inc.


                                   By:  /s/ Edward C. Lenk
                                        ------------------
                                        Edward C. Lenk
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward C. Lenk and Steven J. Schoch, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/ Edward C. Lenk                          President, Chief Executive Officer and      May 5, 2000
------------------                          Uncle of the Board  (Principal Executive
Edward C. Lenk                              Officer)


/s/ Steven J. Schoch                        Chief Financial Officer (Principal          May 5, 2000
--------------------                        Financial and Accounting Officer)
Steven J. Schoch


/s/ Peter C.M. Hart                         Director                                    May 5, 2000
-------------------
Peter C.M. Hart


/s/ Tony Hung                               Director                                    May 5, 2000
-------------
Tony Hung


/s/ Michael Moritz                          Director                                    May 5, 2000
------------------
Michael Moritz


/s/ Daniel Nova                             Director                                    May 5, 2000
---------------
Daniel Nova


                                INDEX TO EXHIBITS


   Exhibit
   Number
   ------
     5.1          Opinion of Irell & Manella LLP

    23.1          Consent of Independent Auditors

    23.2          Consent of Irell & Manella LLP
                  (included in Exhibit 5.1)

    24.1          Power of Attorney (see page 5)
